Exhibit 99.1

WRITTEN STATEMENT
OF
CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

The undersigned hereby certify that the Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 filed by Group 1 Software, Inc. with the Securities and Exchange Commission fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Robert S. Bowen Robert S. Bowen Chief Executive Officer August 14, 2002 /s/ Mark Funston Mark Funston Chief Financial Officer August 14, 2002